UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2005

PACIFIC SUNWEAR OF CALIFORNIA, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)		92806-2101 (Zip Code)

(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement

     On March 21, 2005, the Board of Directors of Pacific Sunwear of California, Inc. approved the performance targets to be used in the calculation of fiscal 2005 cash bonus payments for the Company’s named executive officers, as well as for other officers and certain other employees of the Company. The amount of any bonus payment to be made under these agreements is based primarily on the Company’s net income for fiscal 2005. For a discussion regarding fiscal 2005 cash bonus agreements, please refer to Exhibit 10.1 attached hereto, which is incorporated herein by reference. The bonus awards were granted subject to individual bonus award agreements, a form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     10.1          Description of Fiscal 2005 Cash Bonus Agreements

     10.2          Form of Bonus Award Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2005	Pacific Sunwear of California, Inc.
/s/ GREG WEAVER
Greg Weaver
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Description of Fiscal 2005 Cash Bonus Agreements
10.2	Form of Bonus Award Agreement